UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2014

CELSION CORPORATION

(Exact name of registrant as specified in its Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648-2311
(Address of principal executive offices) (Zip Code)

(609) 896-9100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On June 6, 2014, Celsion Corporation, a Delaware corporation (“Celsion”), and Egen, Inc., an Alabama corporation (“EGEN”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which Celsion, or a subsidiary of Celsion, will acquire substantially all of EGEN’s assets and assume certain liabilities (the “Acquisition”) for an aggregate purchase price of up to $44.4 million, subject to adjustments for certain expenses, of which up to $30.4 million will become payable, in cash, shares of common stock of Celsion (“Common Stock”) or a combination thereof, at Celsion’s option, upon achieving certain earnout milestones set forth in the Purchase Agreement (the “Earnout Payment”).

Celsion will pay $3.4 million in cash and issue 2,712,188 shares of Common Stock with a total value of $8.5 million at $3.1340 per share to EGEN at the closing of the Acquisition. In addition, Celsion will hold back, for a period ending upon the later of the second anniversary of the closing date and August 2, 2016, 670,070 shares of Common Stock with a total value of $2.1 million at $3.1340 per share as partial security for any post-closing adjustments of certain expenses and EGEN’s indemnification obligations under the Purchase Agreement. Of the Earnout Payment, $12.4 million will become payable upon achieving certain specified development milestones relating to an EGEN-001 ovarian cancer study to be conducted by Celsion or its subsidiary, $12.0 million will become payable upon achieving certain specified development milestones relating to an EGEN-001 glioblastoma multiforme brain cancer study to be conducted by Celsion or its subsidiary, and up to $6.0 million will become payable upon achieving certain specified development milestones relating to EGEN’s TheraSilence technology acquired in the Acquisition. Celsion's obligations to make the Earnout Payments will terminate on the seventh anniversary of the closing date.

The issuance of Common Stock in the Acquisition will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). Celsion will file, within 90 days after the closing of the Acquisition and, at its option, the issuance of Common Stock in relation to any Earnout Payment, with the Securities and Exchange Commission (the “SEC”) a registration statement relating to the resale of such shares of Common Stock.

The Purchase Agreement contains customary representations and warranties regarding EGEN and Celsion, covenants regarding the conduct of EGEN’s business prior to the consummation of the Acquisition, indemnification provisions, termination and other provisions customary for transactions of this nature. The closing of the Acquisition will be subject to the approval of the stockholders of EGEN and other closing conditions, including, among others, the continuing accuracy of representations and warranties and compliance with covenants made by the parties in the Purchase Agreement, and delivery of customary closing certificates, third-party consents, approvals, and other instruments and documents.

The above description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which will be filed as an exhibit to Celsion’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2014.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 9, 2014, Celsion borrowed an additional $5 million from Hercules Technology Growth Capital, Inc. (“Hercules”) pursuant to that certain Loan and Security Agreement dated as of November 25, 2013, by and between Celsion and Hercules (the “Loan Agreement”). The Loan Agreement provides that Celsion may borrow from Hercules a secured term loan of up to $20 million. Celsion received the first advance of $5 million under the term loan on November 25, 2013 and may request, subject to Hercules’ consent in its sole discretion, an additional $15 million in up to three advances with each advance in a minimum amount of $5 million before June 30, 2014 unless extended upon Hercules’ consent. The term loan bears interest at a floating per annum rate equal to the greater of (i) 11.25 percent and (ii) the sum of 11.25 per cent plus the prime rate minus 3.25 per cent. Payments under the Loan Agreement are interest only for the first twelve months after November 25, 2013, followed by a 30-month amortization period of principal and interest through the scheduled maturity date.

Celsion previously issued to Hercules a warrant (the “Warrant”) exercisable to purchase 97,493 shares of Common Stock in conjunction with the borrowing of the first advance of $5 million under the term loan on November 25, 2013. The Warrant provides that an additional 97,493 shares of Common Stock will automatically become exercisable when Hercules makes an additional advance to Celsion in a minimum amount of $5 million under the term loan. In connection with the borrowing of the additional $5 million by Celsion, the Warrant becomes exercisable by Hercules to purchase a total of 194,986 shares of Common Stock.

The above descriptions of the Loan Agreement and the Warrant do not purport to be complete and are qualified in their entirety by reference to the full texts of the Loan Agreement and the Warrant. A copy of the Loan Agreement is filed as Exhibit 10.28 to Celsion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 13, 2014. A copy of the Warrant is filed as Exhibit 4.2 to the registration statement on Form S-3 filed with the SEC on February 13, 2014.

Item 3.02        Unregistered Sales of Equity Securities.

The information in Item 2.03 of this Current Report on Form 8-K in relation to the Warrant is incorporated by reference into this Item 3.02. The Warrant was previously issued in a private transaction exempt from registration under the Securities Act, pursuant to Section 4(2) thereof.

Item 7.01        Regulation FD Disclosure.

On June 10, 2014, Celsion issued a press release announcing the entering into of the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

On June 10, 2014, Celsion issued a press release announcing the borrowing of an additional $5 million from Hercules under the Loan Agreement. A copy of the press release is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act, except as otherwise stated in such filing.

The information in this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, contains forward-looking statements.  Such forward-looking statements involve risks and uncertainties, including, without limitation, the risk that closing conditions to the Acquisition are not satisfied; difficulties and operational and financial risks associated with integrating Celsion and EGEN after completion of the Acquisition; unforeseen changes in the course of research and development activities and in clinical trials; the significant expense, time, and risk of failure of conducting clinical trials; the need for Celsion to evaluate its future development plans; possible changes in cost and timing of development and testing, capital structure, financial condition, working capital needs and other financial items; possible acquisitions or licenses of other technologies, assets or businesses or the possible failure to make such acquisitions or licenses; possible actions by customers, suppliers, competitors, regulatory authorities; and other risks detailed from time to time in the Celsion’s periodic reports filed with the SEC, including its Quarterly Report on Form 10-Q filed on May 8, 2014. Celsion assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Item 9.01        Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit	Description

99.1	Press release titled “Celsion Corporation to Acquire EGEN, Inc.” issued by Celsion Corporation on June 10, 2014.
99.2	Press release titled “Celsion Closes Second $5 Million Tranche under Loan Facility Agreement with Hercules Technology Growth Capital” issued by Celsion Corporation on June 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Dated: June 10, 2014	By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Senior Vice President and Chief Financial Officer